UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2008

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Exhibits

On February 25, 2008, the Company reported results of operations and financial condition for the quarter and year ended December 31, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to the Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure

On February 25, 2008 the Board of Directors authorized the repurchase of an additional 2.0 million shares of the Company’s common stock on the open market or in privately negotiated transactions. As a result, under existing Board authorizations, the Company can repurchase up to 2,206,000 common shares. Purchases will be made subject to market conditions and other investment opportunities available to the Company. The announcement is included in the text of the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit relating to Items 2.02 and 7.01 shall be deemed to be furnished, and not filed:

99.1 Press release dated February 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: February 25, 2008

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	February 25, 2008
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2007 and Announces an Increase in the Number of Common Shares Authorized for Repurchase

GLENDALE, California - PS Business Parks, Inc. (AMEX:PSB) reported operating results for the fourth quarter ended December 31, 2007 and announced an increase in the number of common shares authorized for repurchase.

Net income allocable to common shareholders for the three months ended December 31, 2007 was $3.8 million or $0.17 per diluted share on revenues of $70.0 million compared to $3.7 million or $0.17 per diluted share on revenues of $62.8 million for the same period in 2006. Net income allocable to common shareholders for the year ended December 31, 2007 was $17.7 million or $0.82 per diluted share on revenues of $271.5 million compared to $16.6 million or $0.77 per diluted share on revenues of $242.8 million for the same period in 2006.

Revenues increased $7.2 million for the three months ended December 31, 2007 as a result of an increase of $4.6 million from acquired properties combined with an increase of $2.6 million from the Company’s Same Park portfolio. Net income allocable to common shareholders for the three months ended December 31, 2007 slightly increased over the same period of 2006 as a result of a decrease in non-cash distributions reported in 2006 associated with preferred equity redemptions partially offset by a higher level of preferred equity cash distributions.

Revenues increased $28.7 million for the year ended December 31, 2007 as a result of an increase of $20.7 million from acquired properties combined with an increase of $7.8 million from the Company’s Same Park portfolio. Net income allocable to common shareholders for the year ended December 31, 2007 increased from the same period of 2006 by $1.1 million or $0.05 per diluted share resulting from an increase in income from continuing operations combined with a decrease in non-cash distributions reported in 2006 associated with preferred equity redemptions partially offset by a higher level of preferred equity cash distributions and a decrease in gain on disposition of real estate.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended December 31, 2007 and 2006 were $31.8 million, or $1.10 per diluted share, and $27.5 million, or $0.95 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the year ended December 31, 2007 was $122.4 million, or $4.23 per diluted share, compared to $106.2 million, or $3.67 per diluted share, for the same period in 2006. The increase in FFO for the three months and year ended December 31, 2007 over the same periods of 2006 was primarily due to an increase in income from continuing operations and a decrease in non-cash distributions reported in 2006 associated with preferred equity redemptions partially offset by an increase in preferred equity cash distributions.

The following table summarizes the impact of the implementation of the SEC’s clarification of Emerging Issues Task Force (“EITF”) Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three months and years ended December 31, 2007 and 2006:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2007	2006	2007	2006
FFO per common share, before adjustments	$1.10	$1.01	$4.23	$3.83
Application of EITF Topic D-42	—	(0.06)	—	(0.16)
FFO per common share, as reported	$1.10	$0.95	$4.23	$3.67

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2006 are referred to as “Non-Same Park.” For the three months and years ended December 31, 2007 and 2006, the Same Park portfolio constitutes 17.5 million rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2006 through December 31, 2007 and represents approximately 89.4% of the total square footage of the Company’s portfolio as of December 31, 2007.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2007 and 2006 in addition to other income and expense items affecting income from continuing operations before minority interests (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2007	2006	Change	2007	2006	Change
Rental income:
Same Park (17.5 million rentable square feet) (1)	$ 60,928	$ 58,335	4.4%	$ 238,783	$ 230,965	3.4%
Non-Same Park (2.1 million rentable square feet) (2)	8,918	4,271	108.8%	31,992	11,249	184.4%
Total rental income	69,846	62,606	11.6%	270,775	242,214	11.8%
Cost of operations:
Same Park	18,236	17,452	4.5%	72,995	70,707	3.2%
Non-Same Park	3,459	1,865	85.5%	11,365	3,964	186.7%
Total cost of operations	21,695	19,317	12.3%	84,360	74,671	13.0%
Net operating income (3):
Same Park	42,692	40,883	4.4%	165,788	160,258	3.5%
Non-Same Park	5,459	2,406	126.9%	20,627	7,285	183.1%
Total net operating income	48,151	43,289	11.2%	186,415	167,543	11.3%
Other income and expenses:
Facility management fees	182	183	(0.5%)	724	625	15.8%
Interest and other income	963	1,417	(32.0%)	5,104	6,874	(25.7%)
Interest expense	(1,002)	(917)	9.3%	(4,130)	(2,575)	60.4%
Depreciation and amortization	(26,680)	(22,496)	18.6%	(98,521)	(86,216)	14.3%
General and administrative	(1,979)	(1,782)	11.1%	(7,917)	(7,046)	12.4%
Income from continuing operations before minority interests	$ 19,635	$ 19,694	(0.3%)	$ 81,675	$ 79,205	3.1%
Same Park gross margin (4)	70.1%	70.1%	0.0%	69.4%	69.4%	0.0%
Same Park weighted average for the period:
Occupancy	94.7%	94.0%	0.7%	93.8%	93.4%	0.4%
Annualized realized rent per square foot (5)	$ 14.71	$ 14.19	3.7%	$ 14.55	$ 14.14	2.9%

(1)	See above for a definition of Same Park.
(2)	Represents operating properties owned by the Company as of December 31, 2007 that are not included in Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.
(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2007.

Ratio of FFO to fixed charges (1)	47.2x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1x
Debt and preferred equity to total market capitalization (based on common stock price of $52.55 at December 31, 2007)	37.1%
Available under line of credit at December 31, 2007	$100.0 million

(1)	Fixed charges include interest expense of $1.0 million.

Stock Repurchase Program

The Company’s Board of Directors previously authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. During the year ended December 31, 2007, the Company repurchased 601,042 shares of common stock at an aggregate cost of $31.9 million or an average cost per share of $53.00.

Subsequent to December 31, 2007, the Company repurchased 370,042 shares of common stock at an aggregate cost of $18.3 million or an average cost per share of $49.52. Since inception of the program, the Company has repurchased an aggregate of 4.3 million shares of common stock at an aggregate cost of $152.8 million or an average cost per share of $35.84.

On February 25, 2008, the Board of Directors authorized the repurchase of an additional 2.0 million shares of the Company’s common stock on the open market or in privately negotiated transactions. Purchases will be made subject to market conditions and other investment opportunities available to the Company. Under existing board authorizations, the Company can repurchase 2.2 million shares.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on February 25, 2008. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 31, 2008 to shareholders of record on March 17, 2008.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.418750

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2007, PSB wholly owned approximately 19.6 million rentable square feet with 3,870 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, February 26, 2008, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is 1-800-399-4409; the conference ID is 34233366. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 4, 2008 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

SELECTED FINANCIAL DATA

(Unaudited, in thousands)

	At December 31, 2007	At December 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$35,041	$67,017
Real estate facilities, before accumulated depreciation	$1,978,898	$1,793,219
Total assets	$1,516,583	$1,463,599
Total debt	$60,725	$67,048
Preferred stock called for redemption	$—	$50,000
Minority interest – common units	$154,470	$165,469
Minority interest – preferred units	$94,750	$82,750
Perpetual preferred stock	$716,250	$572,500
Common shareholders’ equity	$439,330	$482,703

Total common shares outstanding at period end	20,777	21,311
Total common shares outstanding at period end, assuming conversion of all Operating Partnership (“OP”) units into common stock	28,082	28,616

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2007	2006	2007	2006

Revenues:
Rental income	$ 69,846	$ 62,606	$ 270,775	$ 242,214
Facility management fees	182	183	724	625
Total operating revenues	70,028	62,789	271,499	242,839
Expenses:
Cost of operations	21,695	19,317	84,360	74,671
Depreciation and amortization	26,680	22,496	98,521	86,216
General and administrative	1,979	1,782	7,917	7,046
Total operating expenses	50,354	43,595	190,798	167,933
Other income and expenses:
Interest and other income	963	1,417	5,104	6,874
Interest expense	(1,002)	(917)	(4,130)	(2,575)
Total other income and expenses	(39)	500	974	4,299
Income from continuing operations before minority interests	19,635	19,694	81,675	79,205
Minority interests in continuing operations:
Minority interest in income – preferred units
Distributions to preferred unit holders	(1,751)	(1,555)	(6,854)	(9,789)
Redemption of preferred operating partnership units	—	—	—	(1,366)
Minority interest in income – common units	(1,370)	(1,263)	(6,155)	(5,113)
Total minority interests in continuing operations	(3,121)	(2,818)	(13,009)	(16,268)
Income from continuing operations	16,514	16,876	68,666	62,937
Discontinued operations:
Loss from discontinued operations	—	—	—	(125)
Gain on disposition of real estate	—	—	—	2,328
Minority interest in income attributable to discontinued operations – common units	—	—	—	(560)
Income from discontinued operations	—	—	—	1,643

Net income	16,514	16,876	68,666	64,580
Net income allocable to preferred shareholders:
Preferred stock distributions:
Preferred stock distributions	12,756	11,442	50,937	44,553
Redemption of preferred stock	—	1,722	—	3,380
Total preferred stock distributions	12,756	13,164	50,937	47,933

Net income allocable to common shareholders	$ 3,758	$ 3,712	$ 17,729	$ 16,647
Net income per common share – basic:
Continuing operations	$ 0.18	$ 0.17	$ 0.83	$ 0.70
Discontinued operations	$ —	$ —	$ —	$ 0.08
Net income	$ 0.18	$ 0.17	$ 0.83	$ 0.78
Net income per common share – diluted:
Continuing operations	$ 0.17	$ 0.17	$ 0.82	$ 0.69
Discontinued operations	$ —	$ —	$ —	$ 0.08
Net income	$ 0.17	$ 0.17	$ 0.82	$ 0.77
Weighted average common shares outstanding:
Basic	21,257	21,303	21,313	21,335
Diluted	21,519	21,666	21,634	21,646

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2007	2006	2007	2006

Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$ 3,758	$ 3,712	$ 17,729	$ 16,647
Adjustments:
Gain on disposition of real estate	—	—	—	(2,328)
Depreciation and amortization	26,680	22,496	98,521	86,243
Minority interest in income – common units	1,370	1,263	6,155	5,673
FFO allocable to common shareholders/unit holders	$ 31,808	$ 27,471	$ 122,405	$ 106,235

Weighted average common shares outstanding	21,257	21,303	21,313	21,335
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average common stock equivalents outstanding	262	363	321	311
Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	28,824	28,971	28,939	28,951

Diluted FFO per common share equivalent	$ 1.10	$ 0.95	$ 4.23	$ 3.67

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders/unit holders	$ 31,808	$ 27,471	$ 122,405	$ 106,235

Adjustments:
Recurring capital improvements	(3,140)	(4,362)	(13,677)	(10,773)
Tenant improvements	(6,073)	(5,741)	(17,882)	(17,989)
Lease commissions	(2,026)	(1,285)	(5,803)	(5,334)
Straight-line rent	16	(367)	(473)	(2,804)
Stock compensation expense	978	796	3,724	2,845
In-place lease adjustment	(49)	60	(102)	232
Lease incentives, net of tenant improvement reimbursements	(129)	53	(33)	440
Impact of EITF Topic D-42	—	1,722	—	4,746
FAD	$ 21,385	$ 18,347	$ 88,159	$ 77,598

Distributions to common shareholders/unit holders	$ 12,565	$ 8,298	$ 46,076	$ 33,192

Distribution payout ratio	58.8%	45.2%	52.3%	42.8%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, capitalized leasing commissions and straight-line rent from FFO and adding stock compensation expense, amortization of lease incentives, in-place lease adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.